Exhibit 21.2

Subsidiaries of the Registrant

Entity Name	Jurisdiction
NH Net REIT Operating Partnership, LP	Delaware
NHNR Hold Co 1, LLC	Delaware
NHNR Hold Co 2, LLC	Delaware
NHNR Hold Co 3, LLC	Delaware
NHNR Hold Co 4, LLC	Delaware
NHNR Hold Co 5, LLC	Delaware
NHNR Hold Co 6, LLC	Delaware
NHNR Hold Co 7, LLC	Delaware
NHNR Hold Co 8, LLC	Delaware
NHNR Hold Co 9, LLC	Delaware
NHNR Hold Co 10, LLC	Delaware
NHNR Hold Co 11, LLC	Delaware
NHNR Hold Co 12, LLC	Delaware
NHNR Hold Co 13, LLC	Delaware
NHNR Hold Co 14, LLC	Delaware
NHNR Hold Co 15, LLC	Delaware
NHNR Hold Co 16, LLC	Delaware
NHNR Hold Co 17, LLC	Delaware
NHNR Hold Co 18, LLC	Delaware
NHNR Hold Co 19, LLC	Delaware
NHNR Hold Co 20, LLC	Delaware
NHNR Hold Co 21, LLC	Delaware
NHNR Hold Co 22, LLC	Delaware
NHNR Hold Co 23, LLC	Delaware
NHNR Hold Co 24, LLC	Delaware
NHNR Hold Co 25, LLC	Delaware
NHNR Hold Co 26, LLC	Delaware
NHNR Hold Co 27, LLC	Delaware
NHNR Pledge Co 1, LLC	Delaware
NHNR Pledge Co 1A, LLC	Delaware
NHNR Pledge Co 2, LLC	Delaware
NHNR Op Co 1, LLC	Delaware
NHNR Prop Co 1, LLC	Delaware
NHNR MW Master, LLC	Delaware
NHNR MW Hold Co 1, LLC	Delaware
NHNR MW Pledge Co, LLC	Delaware
NHNR MW Fin Co 1, LLC	Delaware

Exhibit 21.2

NHNR BR 1, LLC	Delaware
NHNR Stream Program, LLC	Delaware
NHNR-Stream Op Co 1, LLC	Delaware
NHNR-Stream Prop Co 1, LLC	Delaware
NHNR PA Co 1, LLC	Delaware
NHNR PA Co 2, LLC	Delaware
NHNR PA Co 3, LLC	Delaware